MILLER PETROLEUM, INC.

                  CONFIDENTIAL OFFERING MEMORANDUM
                       SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (the "Agreement") is entered into by and between Miller Petroleum, Inc., a Tennessee corporation (the "Company"), and the undersigned subscriber to purchase securities of the Company pursuant hereto (the "Subscriber").

                               Recitals

     The Company desires to raise capital by the sale of "unregistered" and "restricted" shares of its common stock (the "Shares"), and intends to conduct a limited offering pursuant to a Confidential Limited Offering Memorandum in the near future to fund its principal and intended business operations.

     Presently, the Company needs funds to defray expenses related to the contemplated offering and for use in its business operations;

     The Subscriber, fully understanding the speculative nature of this investment in the Company's Shares, is desirous of providing this immediate funding through the purchase of "unregistered" and "restricted" Shares of the Company, and the Subscriber is an "accredited investor" within the definition of that term under applicable securities laws, rules and regulations; and

     On the foregoing premises, the Subscriber hereby subscribes for the purchase of the Company's Shares on the following terms and conditions:

     1.   Subscription to Purchase Shares

     1.1 Offer to Purchase. Subject to the terms and conditions of this Agreement, the Subscriber irrevocably subscribes to purchase at the Closing as defined herein, the number of the Shares outlined on the Counterpart Signature Page hereto.

     With this Agreement, the Subscriber has tendered to the Company: (i) a suitability letter, and will tender (ii) payment of the full subscription amount in cash and (iii) a purchaser representative disclosure and/or certificate of corporation, partnership or other entity, if applicable. The foregoing are sometimes hereinafter referred to as the "Subscription Documents."

     1.2 Acceptance or Rejection. The acceptance or rejection of the offer to purchase Shares shall take place at such time and place within 10 days of the date hereof; or reject this subscription and return to the Subscriber its subscription (or as much thereof as is not accepted).

2. Representations. The Subscriber, singly, or on behalf of an entity subscribing, hereby represents and warrants as follows;

     2.1  Age.  The signatory is over the age of majority.

     2.2 No Governmental Approval. The Subscriber acknowledges that neither the Securities and Exchange Commission nor the securities commission of any state or any other federal agency has made any determination as to the merits of purchasing the Shares.

     2.3 Information Provided by the Subscriber. All information which the Subscriber has provided or is providing the Company, or to its agents or representatives concerning the Subscriber's suitability to invest in the Company is complete, accurate and correct as of the date of the signature on the last page of this Agreement. Such information includes, but is not limited to information concerning the Subscriber's personal financial affairs, business position and the knowledge and experience of the Subscriber and the Subscriber's advisors. The Company shall maintain such information regarding the Subscriber in strict confidence except as may be required to be disclosed to governmental agencies in support of an available exemption from the registration requirements of applicable securities law, rules and regulations regarding the offer and sale of the Shares.

     2.4 Information Provided by the Company. The Subscriber has been provided with all material information requested by either the Subscriber, the Subscriber's purchaser representative or others representing the Subscriber, including any information requested to verify any information furnished, and there has been direct communication between the Subscriber and its representatives on the one hand and the Subscriber and the Subscriber's representatives and the Company's advisors on the other in connection with information regarding the purchase made hereby. There has been made available the opportunity to ask questions of and receive answers from the Company and/or the directors, officers, employees or representatives of the Company (most of whom are known personally by the principals of the Subscriber) concerning the terms and conditions of this offering and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided. Any proprietary information disclosed or discovered by the Subscriber in reviewing information made available to the Subscriber by the Company in connection with the offer and sale of the Shares shall be maintained by the Subscriber in street confidence.

     2.5 Subscription Subject to Acceptance. The Subscriber acknowledges that this Agreement may be accepted or rejected by the Company with respect to all or part of the amount subscribed and that, to the extent the subscription may be rejected, the accompanying cash subscription payment will be refunded without payment of interest and without deduction of expenses.

     2.6 Financial Condition of the Subscriber. The Subscriber has adequate means of providing for its current needs and possible contingencies and has no need now, and anticipates no need in the foreseeable future, to sell the Shares in the Company for which the undersigned hereby subscribes. The Subscriber represents that Subscriber is able to bear the economic risks of this investment and is able to hold the securities for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

     2.7 Purchase Entirely for Own Account. The Subscriber has no present intention of dividing the Shares with others or of reselling or otherwise disposing of any portion of the Shares, unless registered pursuant to a registration statement filed with the Securities and Exchange Commission or there is an available exemption from such registration.

     2.8 No Reliance on Unauthorized Representations. The Subscriber has not specifically relied on any oral representations from the Company, or any broker or salesman or their partners, shareholders. directors, officers, employees or agents, except the following;

     _____________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________

     In making a decision to purchase the Shares, the Subscriber has made an independent investigation with and without assistance of the Company or its directors, executive officers or agents.

     3. Indemnity. The Subscriber hereby agrees to indemnify the Company and any person participating in the offering, and to bold them harmless, and to grant them a right of set-off, from and against any and all liability, damages, cost or expense (including, but not limited to, reasonable attorneys' fees), including the amount paid in settlement and whether or not suit is commenced, incurred on account of or arising out of any inaccuracy in the Subscriber's representations and warranties set forth in any portion of the Subscription Documents executed and delivered by the Subscriber in connection with his/her/its subscription for the Shares.

     4. Miscellaneous. The Subscriber further understands, acknowledges and agrees that:

          (a) This Agreement is not transferable or assignable by the Subscriber.

          (b) This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee.

          (c) This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof.

          (d) Notwithstanding any of the Representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to the Subscriber under federal or state securities laws.

     5. Investment Representation. The Subscriber also acknowledges the following, to wit:

          (a) That the Shares being acquired are being received for investment purposes and not with a view toward further distribution,

          (b) That the Subscriber has a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          (c) That the Subscriber understands the meaning of "unregistered shares" and knows that they are not freely tradable;

          (d) That any stock certificate issued by you in connection with the subscription for these, Shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable securities laws. rules and regulations;

          (e) The Subscriber agrees that the stock transfer records of your Company shall reflect that it has requested the Company not to effect any transfer of any stock certificate representing any of the Shares being acquired unless it shall first have obtained an opinion of legal counsel to the effect that the Shares may be sold in accordance with applicable securities laws, rules and regulations, and it understands that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, it also understands that the exemption covered by any opinion must in fact be applicable to the Shares;

          (f) That the Subscriber shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the Shares being acquired except as may be pursuant to any applicable securities laws, rules, and regulations;

          (g) The Subscriber fully understands that its investment for the acquisition of Shares of the Company is "risk capital," and it is fully capable of bearing the economic risks attendant to this investment without qualification; and

          (h) The Subscriber also understands that without approval of counsel for the Company, all Shares of the Company to be issued and delivered pursuant to this subscription shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof.

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the act has been established, or unless sold pursuant to Rule 144 under the Act registration provisions of such Act bas been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

     6.   Company Registration.   The Company hereby agrees to register the
Subscriber shares purchased in this Subscription in the first registration statement filed for the public sale of securities, provided that the shares of the Subscriber do not exceed ten percent of the shares being offered by the Company.

                     COUNTERPART SIGNATURE PAGE TO
                        MILLER PETROLEUM, INC.
                   CONFIDENTIAL OFFERING MEMORANDUM
                        SUBSCRIPTION AGREEMENT

          This Counterpart Signature Page for that certain Subscription Agreement between Miller Petroleum, Inc., a Tennessee corporation (the "Company"), and the undersigned Subscriber to purchase securities of the Company pursuant thereto, is executed by the undersigned as of the date hereof. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of such Agreement.

                                   SUBSCRIBER



Date: ______________________________    _______________________________

____________________________________    _______________________________
Number or Social Security Number        Type or Print Name of Subscriber(s) in
                                        Exact Form to be used on Records of
                                        the Company


___________________________________     ______________________________
Number and Street                       Signature

___________________________________     _______________________________
City, State and Zip Code                Signature of Joint Subscriber, If Any


___________________________________     _______________________________
Number of Shares                        Total Subscription Price/Amount of
                                    Debt of the Company to be Retired

                        ACCEPTANCE BY COMPANY

          Miller Petroleum, Inc. hereby accepts the foregoing subscription and agrees to be bound by the terms of this Agreement.

                                        MILLER PETROLEUM, INC.


Dated:______________________________    ________________________________